Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: up to U.S.$2,500,000	Dated as of April 24, 2024

Global Technology Acquisition Corp. I, a Cayman Islands exempted company limited by shares and blank check company (the “Maker”), promises to pay to the order of HCG Opportunity II, LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to Two-Million Five-Hundred Thousand U.S. Dollars (U.S. $2,500,000) (as set forth on the Schedule of Borrowings attached hereto) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be due and payable by the Maker on the earlier of: (i) the date on which the Maker consummates its initial business combination (the “Business Combination”) and (ii) the date the Maker liquidates the Trust Account (as defined in the Maker’s Second Amended and Restated Memorandum and Articles of Association in effect on the date this Note was originally issued) upon the failure of the Maker to consummation the Business Combination within the time period set forth in the Maker’s Second Amended and Restated Memorandum and Articles of Association (such date, the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below) or extended by mutual agreement of Maker and Payee. Maker may from time to time prepay the outstanding principal amount of this Note in whole or in part without premium or penalty at any time prior to the Maturity Date without premium or penalty by providing notice to Payee of such prepayment no later than 11:00 a.m. Pacific Standard Time on the business day on which Maker wishes to make such prepayment. Once given, notices of prepayment shall be irrevocable.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. Maker and Payee agree that Maker may request up to the principal amount of this Note for costs reasonably related to Maker’s working capital purposes and/or to finance additional deposits into the Maker’s Trust Account in connection with the extension of the date by which the Maker must consummate the Business Combination as set forth in the Maker’s Second Amended and Restated Memorandum and Articles of Association. The principal of this Note may be drawn down from time to time prior to the Maturity Date, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is Two-Million Five-Hundred Thousand U.S. Dollars (U.S. $2,500,000). Once an amount is drawn under this Note, it shall not be available for future Drawdown Requests even if prepaid. Upon completion of any draw down, the Schedule of Borrowings attached hereto shall be updated to reflect such draw down. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. Notwithstanding the foregoing, all payments shall be applied in accordance with Section 5 hereof.

4. Optional Conversion.

(a) Upon consummation of the Business Combination and at the Payee’s option, the Payee may elect, by written notice to the Maker, to convert all or any portion of this Note into that number of warrants (the “Conversion Warrants”) to purchase a number of Class A ordinary shares, par value U.S. $0.0001 per share, of the Maker equal to: (i) the portion of the principal amount of the Note being converted pursuant to this Section 4, divided by (ii) U.S. $1.00. The Conversion Warrants shall be identical to the warrants issued by the Maker to Global Technology Acquisition I Sponsor LP, a Delaware limited liability company (“Original Sponsor”), in a private placement upon the consummation of Maker’s initial public offering (the “IPO”). The Conversion Warrants and their underlying securities, and any other equity security of Maker issued or issuable with respect to the foregoing by way of a share dividend or share split or in connection with a combination of shares recapitalization, amalgamation, merger, consolidation or reorganization, shall be entitled to registration rights on the same terms as the registration rights set forth in that certain Registration Rights Agreement, dated as of October 20, 2021, by and among the Maker, Original Sponsor and the other parties thereto.

(b) Upon any complete or partial conversion of the principal amount of this Note (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) the Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Warrants, (iii) Maker shall promptly deliver a new duly executed Note to the Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note described in Section 4(a), Maker shall, at the direction of Payee, deliver to Payee (or its members or their respective affiliates) (Payee or such other persons, the “Holders”) the Conversion Warrants, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and the Payee and applicable state and federal securities laws.

(c) The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Warrants upon conversion of this Note pursuant hereto; provided, however, that the Payee shall pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

(d) The Conversion Warrants shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law.

5. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

6. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, restructuring officer (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, restructuring officer (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 6(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

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(b) Upon the occurrence of an Event of Default specified in Sections 6(b) or 6(c) hereof, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

8. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

9. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (l) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which proceeds of the Maker’s IPO (including the deferred underwriters discounts and commissions) and proceeds of the sale of the warrants issued in a private placement which occurred in connection with the consummation of the IPO are deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

16. Successors and Assigns. Subject to the restrictions in Section 15 hereof, the rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise).

17. Acknowledgment. The Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. The Payee understands that the acquisition of this Note involves substantial risk. The Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in this Note and protecting its own interests in connection with this investment.

[Signature page follows]

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IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Global Technology Acquisition Corp. I
a Cayman Islands exempted company

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Chief Executive Officer

Agreed and Acknowledged:

HCG Opportunity II, LLC
a Delaware limited liability company

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Authorized Person

Signature Page to Promissory Note

SCHEDULE OF BORROWINGS